FIRST AMENDMENT OF LEASE
                         ------------------------

DATE:                    January 16th, 1998

LANDLORD:                LEONIA ASSOCIATES, L.L.C.
                         a New Jersey Limited Liability Company

ADDRESS OF LANDLORD:     c/o Sterling Management Corp.
                         72 Essex Street
                         Lodi, NJ  07644

TENANT:                  COMPUTER OUTSOURCING SERVICES, INC., a New
                         York Corporation,

ADDRESS OF TENANT:       2 Christie Heights
                         Leonia, New Jersey  07605

LEASE DATE:              June 2, 1997

BUILDING:                2 Christie Heights
                         Leonia, NJ  07605

          Landlord and Tenant, being bound unto a lease, dated the Lease Date, for a portion of the Building (the "Lease"), hereby agree to modify and amend the Lease in the following manner:

          1. DEMISED PREMISES OR PREMISES. As of January 1, 1998 (the "Effective Date"), Paragraph (7) of the Preamble to the Lease shall be deleted in its entirety and the following is substituted therefor:

               "(7) Demised Premises or Premises:  Approximately
                    SIXTY SEVEN THOUSAND (67,000) gross rentable square feet on the First (1st) and Second (2nd) Floors (the entire Building) delineated on Exhibit A annexed hereto, which includes an allocable share of the Common Facilities as defined in Paragraph 42(c), which size is stipulated and agreed to by the parties here-to."

          2.   EXHIBIT A.   As of the Effective Date, Exhibit A annexed to the
Lease is hereby deleted in its entirety and revised Exhibit A annexed hereto shall be substituted therefor for all purposes under the Lease.

          3. FIXED BASIC RENT. Paragraph (9) of the Preamble to the Lease is hereby modified to provide that Fixed Basic Rent for the remainder of the Term shall be payable as follows:

          I.   Fixed Basic Rent for January 1, 1998 through March
               31, 1998 shall mean:

          (A)  Yearly Rate:   SEVEN HUNDRED TWENTY FIVE THOUSAND AND
          00/100 ($725,000.00) DOLLARS plus an amount equal to twenty-five point four (25.4%) percent of the Real Estate Taxes for the Building.

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          (B)  Monthly Installment:     SIXTY THOUSAND FOUR
          HUNDRED SIXTEEN AND 66/100 ($60,416.00) DOLLARS plus an amount equal to twenty-five point four (25.4%) percent of the Real Estate Taxes for the Building, which shall be payable monthly on the first day of each month, in advance, in the amount of $2,750.00. In the event the actual amount of the Real Estate Taxes for the building for the first quarter of 1998 is greater or less than that paid by Tenant pro rata for the Additional Space, the appropriate adjustment shall be made by and between Landlord and Tenant as soon as practicable after the final 1998 bill is issued.

          II.  Fixed Basic Rent for April 1, 1998 through June 30,
               1998 shall mean:

               (A)  Yearly Rate:   SEVEN SIXTY SEVEN THOUSAND FIVE
          HUNDRED AND 00/00 ($767,500.00) DOLLARS plus an amount equal to twenty-five point four (25.4%) percent of the Real Estate Taxes for the Building.

               (B)  Monthly Installment:     SIXTY THREE THOUSAND
          NINE HUNDRED FIFTY-EIGHT AND 33/100 ($63,958.33) DOLLARS plus an amount equal to twenty-five point four (25.4%) percent of the Real Estate Taxes for the Building, which shall be payable monthly on the first day of each month, in advance, in the amount of $2,750.00. In the event the actual amount of the Real Estate Taxes for the building for the second quarter of 1998 is greater or less than that paid by Tenant pro rata for the Additional Space, the appropriate adjustment shall be made by and between Landlord and Tenant as soon as practicable after the final 1998 bill is issued.

          III. Fixed Basic Rent for July 1, 1998 through September 30, 1998 shall mean:

               (A)  Yearly Rate:   EIGHT HUNDRED TWENTY SEVEN
          THOUSAND AND 00/100 ($827,000.00) DOLLARS plus an amount equal to twenty-five point four (25.4%) percent of the Real Estate Taxes for the Building.

               (B)  Monthly Installment:     SIXTY EIGHT THOUSAND NINE
          HUNDRED SIXTEEN AND 66/100 ($68,916.66) DOLLARS plus an amount equal to twenty-five point four (25.4%) percent of the Real Estate Taxes for the Building, which shall be payable monthly on the first day of each month, in advance, in the amount of $2,750.00. In the event the actual amount of the Real Estate Taxes for the building for the third quarter of 1998 is greater or less than that paid by Tenant pro rata for the Additional Space, the appropriate adjustment shall be made by and between Landlord and Tenant as soon as practicable after the final 1998 bill is issued.

          IV. Fixed Basic Rent for Four Years and Three Months, commencing October 1, 1998 through December 31, 2002, shall mean THREE MILLION EIGHT HUNDRED THREE THOUSAND SEVEN HUNDRED FIFTY AND 001/00 ($3,803,750.00) DOLLARS.
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               (A)  Yearly Rate:   EIGHT HUNDRED NINETY FIVE
          THOUSAND AND 00/100 ($895,000.OO) DOLLARS.

               (B)  Monthly Installment:     SEVENTY FOUR THOUSAND
          FIVE HUNDRED EIGHTY THREE AND 33/100 ($74,583.33) DOLLARS.

          V.   Fixed Basic Rent for Six Years, commencing January
               1, 2003 through December 31, 2008 shall mean SIX
               MILLION ONE HUNDRED SEVENTY FOUR THOUSAND AND 00/100 ($6,174,000.00) DOLLARS.

               (A)  Yearly Rate:   ONE MILLION TWENTY NINE THOUSAND
          AND 00/100 ($1,029,000.00) DOLLARS.

               (B)  Monthly Installment:     EIGHTY FIVE THOUSAND
          SEVEN HUNDRED FIFTY 00/100 ($85,750.00) DOLLARS.

          4.   TENANT'S PERCENTAGE.  Commencing January 1, 1998,
Paragraph (10) of the Preamble to the Lease shall be deleted in its entirety and the following is substituted therefor:

               "(10) Tenant's Percentage: One hundred (100%) percent, which percentage is stipulated and agreed to by the parties hereto, subject to adjustment as provided for in Paragraph 42(e)."

          5.   PARKING SPACES.   As of the Effective Date, Paragraph 12 of
the Preamble of the Lease shall be deleted in its entirety and the following substituted therefor:

               "(12) Parking Spaces shall mean all of the parking spaces reserved for the Building."

          6. MONTHLY OPERATING COSTS ESTIMATES. Commencing January 1, 1998, the amount of estimated monthly payments for Operating Costs paid by Tenant pursuant to Paragraph 23(B)(b) of the Lease shall be changed from TEN THOUSAND and 00/100 ($10,000.00) DOLLARS to THIRTEEN THOUSAND SEVEN HUNDRED FIFTY and 00/100 ($13,750.00) DOLLARS.

          7. LANDLORD'S WORK - Landlord agrees, that at Landlord's expense, it will do substantially all of the work in the additional Seventeen Thousand (17,000) gross rental square feet (the "Additional Space") to be occupied by Tenant hereunder in accordance with Exhibit B, annexed hereto and made a part hereof ("Landlord's Work"). Except as set forth in Exhibit B, Landlord shall have no obligation to perform any other Landlord's Work in the Additional Space, and Tenant specifically agrees that it will accept the Additional Space in its current "as is" condition. In the event the cost of Landlord's Work, inclusive of all hard and soft costs, is less than ONE HUNDRED EIGHTY FIVE THOUSAND ($185,000.00) DOLLARS, the amount of differential between Landlord's actual cost and said amount will be paid to Tenant by Landlord in the form of a rent credit to be applied to the Fixed Basic Rent for October 1998 or sixty (60) days after the substantial completion of Landlord's Work, whichever is later.

          8.   RENT CREDIT FOR CHECK METER.   In lieu of the check meters to
have been provided by Landlord pursuant to Paragraph 22 of the Lease, prior to this agreement, the Landlord grants Tenant a rent credit of TEN THOUSAND ($10,000.00) DOLLARS to be applied to the monthly rent installment for Fixed Basic Rent for the month of October 1998.

          9. ACKNOWLEDGMENT OF PRIOR BUILDOUT CONTRIBUTION. Tenant acknowledges receipt and payment of Landlord's obligation to contribute EIGHT HUNDRED THOUSAND ($800,000.00) DOLLARS towards Tenant's buildout as provided in Paragraph 27(b) of the Lease.

          10. SCOPE OF CLEANING SERVICES. Anything contained in Paragraphs 20 and 22 to the contrary notwithstanding, the Tenant shall have the right, upon written notice to the Landlord, to increase or decrease the scope of cleaning services to be provided by Landlord, in which event the cost of same to be paid by Tenant shall be adjusted accordingly.

          11.  BUILDING STANDARD ELECTRIC SERVICE.

          I. Paragraph 22(a)(i) of the Lease is hereby deleted in its entirety and the following substituted therefor:

          "(a) Landlord agrees to redistribute Building Standard Office Electrical Service (as hereinafter defined) to the Premises consistent with the requirements as set forth in this Lease (not exceeding the present electrical capacity at the Premises) upon the following terms and conditions:

               (i) Tenant shall pay to Landlord all of the electrical power consumed in the Demised Premises and Building as determined by the rate structure then existing for the utility company supplying the electrical energy to the Demised Premises and the Building, inclusive of common areas. Said payments shall be due as Additional Rent with the next installment of Fixed Basic Rent therefor becoming due."

          II. Paragraph 22(b) of the Lease is hereby deleted in its entirety and the following substituted therefor:

          "(b) The "Building Standard Electric Service" shall, unless otherwise provided by agreement in writing between the parties, be defined as the provision by Landlord of electrical current for usual office requirements, equipment and heating, ventilating and air-conditioning systems, twenty-four (24) hours a day, seven (7) days a week. In no event shall Building Standard Electric Service include electrical current for any computer room installation, data processing center, or for any requirements needing greater than a 15-amp line. All installments of electrical fixtures, appliances and equipment within the Demised Premises shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or unduly delayed. Nothing herein shall be construed as conferring on Landlord the right or option to cut off electric service to the Building, except in instances requiring emergency or necessary repairs, it being intended that electrical service to the elevators and Demised Premises shall be available on a twenty-four (24) hours basis.

          III. The following provision is hereby added to Paragraph 22 of the Lease:

               (d) At Tenant's sole and exclusive cost and option, to be exercised upon reasonable written notice to the Landlord and the utility company furnishing electrical service and energy to the Building (the
"Utility Company"), the Tenant shall arrange to obtain all electric, energy and utility service directly from the Utility Company, and may utilize the then existing electric feeders, risers and wiring used for such purpose and only to the extent of Tenant's then authorized connected load. In this event,
(i) Landlord shall not be obligated to supply or pay any part of any cost required for Tenant's electric, energy and utility service; (ii) the Tenant shall provide Landlord with proof of payment to the Utility Company of its monthly utility bill; (iii) the failure by the Tenant to make payment in full of its monthly utility bill from the Utility Company within thirty (30) days of the rendering of such bill shall constitute a default under this Lease.

          12. OPTION. Paragraph 56(a) of the Lease is hereby amended so that "$1,183,350.00" is substituted for "$948,750.00" in the last line thereof.

          13. DELETIONS. The following provisions of the Lease are hereby deleted and deemed null and void and of no further force and effect:

               (a)  Paragraph 27 (a)
               (b)  Paragraph 47
               (c)  The last sentence of Paragraph 36.
               (d)  Paragraph 57 (b)
               (e)  Paragraph 59

          14. INTERPRETATION. In the event of any inconsistencies between this Amendment of Lease and the Lease, this Amendment of Lease shall govern and be binding. All words and terms used in this Amendment of Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this instrument to be drafted, since the Tenant has been afforded an opportunity to submit revisions to the text hereof.

          15. COMPLETE AGREEMENT. This Agreement, together with instrument modified hereby, constitute the complete agreement and understanding between the parties hereto with respect to the matters set forth herein and therein, and supersede and terminate any and all prior negotiations or understandings between the parties hereto. No alteration, amendment or modification of any of the terms and provisions of this Agreement and the instruments modified hereby shall be valid unless made pursuant to an instrument in writing signed by each of the parties hereto. The parties do not intend to confer any benefit hereunder on any person, firm, corporation or other entity, other than the parties hereto.

          16. RATIFICATION OF LEASE. Except as expressly modified and amended by the Amendment of Lease, all of the terms, provisions and conditions of the Lease are hereby ratified and confirmed by Landlord and Tenant.

          17. BINDING EFFECT. This Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

          18. CORPORATE AGREEMENT. Each party represents and warrants to the other that this Amendment of Lease has been duly authorized and approved by its Board of Directors or Members, as the case may be. The undersigned officer and representative of the corporation and Manager of the Limited Liability Company executing this Agreement represent and warrant that they have authority to execute this Amendment of Lease on behalf of their respective entities.

          IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals as of the day and year above first written; the parties affixing their signatures hereto warrant the one to the other that they possess the requisite authority to enter into this transaction and to sign this instrument.


ATTEST:                               LEONIA ASSOCIATES, L.L.C
                                      By: Jeffco Holding Ltd.
                                      a NJ corporation, Manager

                                      By:    /s/ JEFFREY E. COLE
------------------------              -----------------------------------
                                         Jeffrey E. Cole, President

                                      COMPUTER OUTSOURCING SERVICES, INC.
                                      a New York Corporation

                                      By:    /s/ ROBERT WALLACH
------------------------              -----------------------------------
                                         Robert Wallach, President

























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                                   EXHIBIT  A
                                   Page 1 of 2


                                 (D R A W I N G)






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                                EXHIBIT  A
                                Page 2 of 2


                              (D R A W I N G)






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                               EXHIBIT B
                            Landlord's Work
                              Page 1 of 3



Landlord shall, at Landlord's sole cost and expense:

          1.   Build space as per attached plan.

          2. Landlord shall replace the components of the existing VAV boxes located in the Additional Space with new components similar to those currently existing in the Building.

          3.   Carpet and paint space to match existing installation.

          4.   Replace damaged ceiling tiles.

          5. Re-arrange lighting as per mutually agreeable construction drawings.

          6. Add necessary electrical outlets as per a mutually agreeable construction drawings.

          7.   Art work in lobby subject to Tenant's approval.


















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                                 EXHIBIT  B
                                 Page 2 of 3


                               (D R A W I N G)





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                                   EXHIBIT  B
                                   Page 3 of 3



                                 (D R A W I N G)